Exhibit 4.1

Elizabeth Arden, Inc.

7.375 Senior Notes due 2021

INDENTURE

Dated as of January 21, 2011

U.S. Bank National Association,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 4.04; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

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EXHIBITS

Exhibit A	FORM OF NOTE	A-1
Exhibit B	FORM OF CERTIFICATE OF TRANSFER	B-1
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE	C-1
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR	D-1
Exhibit E	FORM OF NOTE GUARANTEE	E-1
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE	F-1

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INDENTURE dated as of January 21, 2011 between Elizabeth Arden, Inc., a Florida corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.375% Senior Notes due 2021 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on March 15, 2016 (such redemption price being set forth in the table appearing in Section 3.07(c)) plus (ii) all required remaining interest payments due on such Note through March 15, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.14 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (in each case other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among the Company or any of its Restricted Subsidiaries and one or more of its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) sales of inventory, accounts receivable or other current assets in the ordinary course of business of the Company and its Subsidiaries;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the sale, lease, sub-lease, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business, including leases with a duration of no greater than 24 months with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

(7) the sale, lease, conveyance or other disposition of obsolete, damaged or worn out equipment or property in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the business of the Company or its Restricted Subsidiaries;

(8) the licensing of intellectual property on customary terms in the ordinary course of business or consistent with past practices;

(9) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary as part of a Qualified Receivables Transaction;

(10) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

(11) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 90% of the book value of all accounts receivable owned by the Company and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date (giving pro forma effect to any acquisitions or dispositions on or preceding such date and after the end of the most recent fiscal quarter preceding such date); provided, however, that any accounts receivable owned by a Receivables Subsidiary, or which the Company or any of its Subsidiaries has agreed to sell or transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount; plus

(2) 75% of the book value of all inventory owned by the Company and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date (giving pro forma effect to any acquisitions or dispositions on or preceding such date and after the end of the most recent fiscal quarter on or preceding such date).

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars and any foreign currency in which the Company or its Restricted Subsidiaries transact in the ordinary course of business in amounts as are reasonable and customary in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits or demand deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition;

(6) marketable short-term money market or similar securities having a rating of at least P-2 from Moody’s Investors Service, Inc. or A-2 from Standard & Poor’s Rating Services (or, if at any time neither Moody’s Investors Service, Inc. nor Standard & Poor’s Rating Services shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

(8) in the case of Foreign Subsidiaries, any short term, high quality investment that is determined in good faith by the Company to be of a type customarily used for cash management purposes in the jurisdictions in which such Foreign Subsidiaries operate;

(9) readily marketable direct obligations issued by any state or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from Standard & Poor’s Rating Services or “A2” or higher from Moody’s Investors Service, Inc. with maturities of 12 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by Standard & Poor’s Rating Services or Aaa3 (or the equivalent thereof) or better by Moody’s Investors Service, Inc.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided, that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking, S.A., and its successors.

“Company” means Elizabeth Arden, Inc., and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the consolidated interest expense and, without duplication, Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such consolidated interest expense and Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any reasonable expenses or charges relating to any offering of Equity Interests, Permitted Investments, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture and, in each case, deducted in computing such Consolidated Net Income; plus

(5) the amount of any restructuring charges (which, for the avoidance of doubt, shall include (i) any redemption premium, prepayment penalty, premium and other related fee or reserve and (ii) any retention, severance, systems establishment costs or excess pension charges) not in the ordinary course of business deducted in computing such Consolidated Net Income; plus

(6) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and all other write-offs, write-downs and non-cash expenses (excluding any such non-cash expense to the extent that it requires an accrual of or a reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other write-offs, write-downs and non-cash expenses were deducted in computing such Consolidated Net Income; plus

(7) other unusual or non-recurring charges, as determined in good faith by the Company’s principal financial officer or principal accounting officer; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (or net loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (and if such Net Income is a loss it will be included only to the extent that such loss has been funded with cash by the specified Person or a Restricted Subsidiary of the specified Person);

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of Section 4.07, the Net Income (or net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than those agreements permitted by clauses (1), (2), (4), (5), (6) and (8) through (17) of the second paragraph of Section 4.08), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that (A) Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, and (B) the exclusion in this clause (2) shall not apply to the net income of a Restricted Subsidiary;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) non-cash charges relating to employee benefit or other management or consultant compensation plans of the Company or any Restricted Subsidiary (to the extent such non-cash charges relate to plans of the Company or any Restricted Subsidiary for the benefit of members of the Board of Directors of the Company or any Restricted Subsidiary (in their capacity as such) or employees or consultants of the Company and its Restricted Subsidiaries), or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of the Company or any Restricted Subsidiary (to the extent such non-cash charges relate to plans of the Company or any Restricted Subsidiary for the benefit of members of the Board of Directors of the Company or any Restricted Subsidiary (in their capacity as such) or employees or consultants of the Company and its Restricted Subsidiaries), (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income, will be excluded;

(5) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP will be excluded;

(6) any net after-tax extraordinary or non-recurring gains or losses (less all fees and expenses relating thereto) and any restructuring charges or expenses (including any severance expenses) will be excluded;

(7) effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and other non-cash charges in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or otherwise in connection with any acquisition or similar transaction (whether by merger, consolidation, asset purchase or otherwise) or the amortization, write-up or write-off of any amounts thereof will be excluded;

(8) any deferred financing costs amortized or written off, and premiums and prepayment penalties paid in connection with the Refinancing Transactions, any expenses (including professional fees) to the extent not deferred and paid in connection with the Refinancing Transactions or any other acquisition or disposition that is consummated after the date of this Indenture will be excluded;

(9) any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, together with the tax effects of such items will be excluded;

(10) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that there exists a reasonable basis for indemnification and reimbursement and only to the extent that such amount is (A) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (B) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within 365 days), will be excluded;

(11) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption will be excluded; and

(12) any charges resulting from the application of ASC 805 “Business Combinations” or ASC 480 “Distinguishing Liability from Equity” together with the tax effects of such charges will be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income will include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of January 21, 2011, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties thereto, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, increased, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors and whether with the same or different lenders and/or investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities, indentures (including, without limitation, the Credit Agreement or commercial paper facilities or other agreements, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, supplemented, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder), whether by the same or any other agent, lender, investor or group of lenders or investors.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate of the Company delivered to the Trustee setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officers’ certificate executed by the principal financial officer of the Company on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions if such repurchase or redemption would constitute an Event of Default. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, with respect to any value in excess of $10.0 million, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock (including Designated Preferred Stock) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions, recapitalizations, dispositions, mergers, consolidations and discontinued operations that have been made by the specified Person or any of its Restricted Subsidiaries and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including pro forma cost savings, synergies and operating expense reductions resulting therefrom which are determined by the Company to be likely to be achieved as a result of actions to be taken no later than 12 months following the relevant event, as if they had occurred on the first day of the four-quarter reference period;

(2) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(3) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and including the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) commissions, discounts, yield and other financing fees and financing charges incurred in connection with any transaction (including, without limitation, a Qualified Receivables Transaction) pursuant to which such Person or any of its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Qualified Receivables Transaction;” plus

(5) all dividends, whether paid or accrued and whether or not in cash, on any Disqualified Stock of such Person or on any series of preferred stock of any Restricted Subsidiary of the Company, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company; plus

(6) all dividends, whether paid or accrued and whether or not in cash, on any class or series of Designated Preferred Stock issued by the Company, minus

(7) interest income of the Company and its Restricted Subsidiaries for such period.

Notwithstanding the foregoing, Fixed Charges shall not include amounts expensed, written off or amortized in respect of deferred financing and debt incurrence costs. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the terms of this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each Person that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to manage fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that may be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means a Subsidiary of the Company that, as of the time of determination of whether such Subsidiary is an “Immaterial Subsidiary,” when taken together with all other such Subsidiaries that are not Guarantors as a result of their status as “Immaterial Subsidiaries,” accounted on a consolidated basis for less than 5% of the total sales of the Company and its consolidated Subsidiaries for the most recent four fiscal quarters or accounted on a consolidated basis for less than 5% of the total assets of the Company and its consolidated Subsidiaries as of the most recent date for which a consolidated balance sheet of the Company is available.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations (other than Guarantees of Indebtedness of the type described above) incurred in the ordinary course of business. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person other than by endorsement of negotiable instruments for collection in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $250,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and HSBC Securities (USA) Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc. or the equivalent rating from any replacement Ratings Agency, in each case, with a stable or better outlook.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers, consultants and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and other professional fees, title and recording expenses, sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable or required to be accrued as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor, (if any), of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated January 13, 2011, relating to the sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (1) the same or similar line of business as the Company and its Restricted Subsidiaries are engaged in on the date of this Indenture and (2) such business activities as are complementary to or are incidental, ancillary or related to the foregoing.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment in or acquisition of assets or Equity Interests the payment of which consists of the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) Investments in endorsements of negotiable instruments and similar negotiable instruments in the ordinary course of business;

(7) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8) Investments represented by Hedging Obligations;

(9) loans or advances to employees made in the ordinary course of business of the Company or a Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(10) repurchases of the Notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries that is not expressly subordinated to the Notes or the Note Guarantees;

(11) receivables owing to the Company or any Restricted Subsidiary and prepaid expenses if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(12) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

(13) deposits, bid bonds and performance bonds with governmental authorities made in the ordinary course of business;

(14) Investments existing on the date of this Indenture and extensions, renewals and amendments of such Investments that do not increase the amount of such Investments except as otherwise permitted by this Indenture;

(15) Investments made in the ordinary course of business through licensing or otherwise acquiring rights to own or use intellectual property;

(16) Investments in joint ventures and Unrestricted Subsidiaries engaged or to be engaged in a Permitted Business or in other Permitted Businesses made for Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that do not exceed the greater of (i) $10.0 million and (y) 1.5% of Total Assets in the aggregate outstanding at any one time;

(17) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction that in the good faith judgment of the Company are customary for similar receivables financing transactions;

(18) guarantees of Indebtedness permitted under Section 4.09; and

(19) other Investments in any Person other than an Affiliate of the Company (excluding a Person that is an Affiliate solely as a result of the Company’s having Control over such Person) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) outstanding, when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (x) $50.0 million and (y) 6.0% of Total Assets.

“Permitted Liens” means:

(1) Liens on assets of the Company or any of its Restricted Subsidiaries securing (i) Indebtedness permitted by clause (1) of the second paragraph of Section 4.09, (ii) cash management obligations incurred in the ordinary course of business which are secured by the collateral securing Indebtedness described in the foregoing subclause (i), and (iii) Hedging Obligations permitted by clause (9) of the second paragraph of Section 4.09;

(2) Liens in favor of the Company or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.09 covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) Liens arising by operation of law in connection with judgments, which do not give rise to an Event of Default with respect thereto;

(11) Liens on sales of inventory, accounts receivable or other current assets arising in the ordinary course of business;

(12) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) except to the extent secured in reliance on another provision of this definition, the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15) Liens to secure obligations under workers’ compensation laws, unemployment insurance laws or similar legislation, in connection with good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(16) leases, licenses, subleases and sublicenses of assets or property (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(17) judgment and attachment Liens and Liens arising by reason of a court order or decree and notices of lis pendens and associated rights related to litigation being contested in good faith, in each case not giving rise to an Event of Default;

(18) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, revocation, refund or chargeback or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained with a depositary institution; provided that:

(a) such deposit or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit or securities account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(19) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(20) Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Restricted Subsidiaries from incurring or creating Liens on their assets or property;

(21) Liens upon properties or assets of Foreign Subsidiaries to secure obligations permitted to be incurred by Foreign Subsidiaries;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(23) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(24) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(25) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(26) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(27) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(28) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(29) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(30) Liens arising solely from precautionary Uniform Commercial Code (or equivalent statute) financing statements or similar filings; and

(31) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) if the Indebtedness being refinanced is Indebtedness of the Company or a Guarantor, such Indebtedness may not be refinanced with Indebtedness of a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Qualified Equity Offering” means any offering of Capital Stock (other than Disqualified Stock) of the Company (other than to a Subsidiary of the Company).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company and/or any of its Restricted Subsidiaries pursuant to which the Company and/or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company and/or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company and/or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company and/or any of its Restricted Subsidiaries pursuant to which the Company and/or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company and/or any of its Restricted Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company and/or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company and/or such Restricted Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and related assets and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any contractual obligation, other than pursuant to Standard Securitization Undertakings, to maintain or preserve such Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Refinancing Transactions” means the issuance and sale of the Initial Notes, the entry into, and initial borrowings under the Credit Agreement, the repayment and termination of the Company’s existing credit agreement, the repurchase or redemption of the Company’s existing 7.75% Senior Subordinated Notes due 2014 and the related transactions occurring in connection therewith as described in the Offering Memorandum.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 21, 2011, among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company and/or any Subsidiary of the Company that the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder; provided, however, that, in the event that the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 193, as amended.

“Total Assets” means the consolidated total assets of the Company excluding amounts attributable to Unrestricted Subsidiaries.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to March 15, 2016; provided, however, that if the period from the redemption date to March 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests (excluding any obligation to purchase Equity Interests pursuant to put or call arrangements between or among other holders of Equity Interests) or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Other Guarantor Indebtedness”	4.17
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Reinstatement Date”	4.19
“Restricted Payments”	4.07
“Suspended Covenants”	4.19
“Suspension Date”	4.19
“Suspension Period”	4.19

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision incorporated in this Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an “incorporated provision”), such incorporated provision shall control.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and any Note Guarantees means the Company and the Guarantors (if any), respectively, and any successor obligor upon the Notes and any Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act elect to set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(d) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(e) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes. Except as described under Article 9 hereof, the Notes offered by the Company and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including without limitation waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified on the face of such Global Note, as increased or decreased in the “Schedule of Exchanges and Interests in the Global Note” attached thereto and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee will, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any (i) Additional Notes and (ii) Exchange Notes or private exchange notes issued in an Exchange Offer or a private exchange, respectively, pursuant to a Registration Rights Agreement for a like principal amount of Initial Notes and/or Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate amount of Notes authenticated for original issue pursuant to all the Authentication Orders issued by the Company except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian for DTC with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the restricted period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal as may be required by the Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal as may be required by the Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon the occurrence of any of the events described in subsection (1) or (2) of Section 2.06(a) hereof and upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(4) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) or (E) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal as may be required by the Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal as may be required by the Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any Restricted Global Notes and Restricted Definitive Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE

OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and, upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request, the Trustee will authenticate Global Notes and Definitive Notes.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) The Registrar will not be required to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment (and premium, if any) of principal of and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(8) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(9) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be initially submitted by facsimile with the originals to be delivered to the Registrar promptly thereafter.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the beneficial interests represented by a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives written proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Upon written request to the Trustee, certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed, first-class postage prepaid, to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days (or such shorter time as agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes (if less than all Notes then outstanding) to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase pursuant to Section 3.09 or Section 4.14 hereof at any time, the Trustee will select Notes for redemption or purchase as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

in any case, subject to the rules and procedures of the Depositary.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture. Except as set forth in Section 3.07(e) hereof, notices of redemption may not be conditional.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if in connection with a redemption pursuant to Section 3.07(d) hereof, any condition to such redemption.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (or such shorter time as agreed to by the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(e) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) Except as set forth below, the Notes will not be redeemable at the Company’s option prior to March 15, 2016. The Company will not, however, be prohibited from acquiring Notes by other means, whether pursuant to a tender offer, open market transactions or otherwise.

(b) At any time prior to March 15, 2016, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest and Additional Interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) On or after March 15, 2016, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2016	103.688%
2017	102.458%
2018	101.229%
2019 and thereafter	100.000%

(d) At any time prior to March 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 107.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant interest payment date), with the net cash proceeds of a Qualified Equity Offering; provided, however, that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes, but excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption must occur within 120 days of the date of the closing of such Qualified Equity Offering.

Notice of redemption upon any Qualified Equity Offering may, at the Company’s discretion, be given prior to completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis, subject to the rules and procedures of the Depositary, based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis, subject to the rules and procedures of the Depositary, to the extent necessary, an amount of Notes or portions thereof equal to the Offer Amount tendered pursuant to the Asset Sale Offer, or if less than an amount equal to the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company, will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to Holders of Notes, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

provided that the electronic filing of the foregoing reports by the Company on the SEC’s Next-Generation EDGAR system (or any successor system) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and any Holder of Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

If the Company has designated any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company agrees that, if at any time it is required to file with the SEC the reports required by the preceding paragraphs, it will furnish to Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, as to accounting matters, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend on, or make any other payment or distribution on account of, the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or (b) dividends or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class of securities issued by a non-wholly owned Restricted Subsidiary, the Company or a Restricted Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company);

(iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor (if any) that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and excluding the repurchases or redemptions in connection with the Refinancing Transactions), except a payment of principal at the Stated Maturity thereof, other than the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance or acquisition; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds and the Fair Market Value of marketable securities or other property received by the Company since the date of this Indenture (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness or Disqualified Stock pursuant to clause (17) of the second paragraph of Section 4.09); from the issue or sale of:

(i) Equity Interests of the Company, excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

(x) Equity Interests to employees, officers, directors or consultants of the Company and its Restricted Subsidiaries after the date of this Indenture to the extent such amounts have been applied to Restricted Payments made in accordance with clause (5) of the next succeeding paragraph; and

(y) Designated Preferred Stock, and

(ii) debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (A) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, as the case may be, or (B) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c) 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Company following the date of this Indenture (other than net proceeds to the extent such net proceeds (i) have been used to incur Indebtedness or Disqualified Stock pursuant to clause (17) of the second paragraph of Section 4.09 or (ii) are contributed by a Restricted Subsidiary); plus

(d) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the net cash proceeds received with respect to such Restricted Investment (less the cost of disposition, if any) and the Fair Market Value of releases of guarantees which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries; plus

(e) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation other than to the extent such Investment constituted a Permitted Investment; plus

(f) 100% of any distributions or dividends received by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such distributions or dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any calendar year or $20.0 million in the aggregate; provided further, however, that the Company may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such repurchases, redemptions, acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year subject to the overall maximum amount set forth above; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to employees, officers, directors or consultants of the Company and its Restricted Subsidiaries that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (3)(b) of the preceding paragraph above or previously applied to the payment of Restricted Payments pursuant to clause (2) above or this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Indenture less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided, further, that the cancellation of Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests from such persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provisions of this Indenture; provided further that the net cash proceeds from such sales of Equity Interests described in clause (i) of this clause (5) shall be excluded from clause 3(b) of the preceding paragraph to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or rights;

(7) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test in Section 4.09;

(8) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

(9) so long as no Default has occurred and is continuing or would be caused thereby, payments made to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock or Indebtedness of the Company that is contractually subordinated to the Notes pursuant to provisions requiring the Company to offer to purchase, redeem, defease or otherwise acquire or retire for value such Capital

Stock or Indebtedness upon the occurrence of a “Change of Control,” as defined in the charter provisions, agreements or instruments governing such Capital Stock or Indebtedness; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer;

(10) so long as no Default has occurred and is continuing or would be caused thereby, payments made to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes from the Net Proceeds of any Asset Sale pursuant to provisions requiring the Company to offer to purchase, redeem, defease or otherwise acquire or retire for value such Indebtedness upon the occurrence of an Asset Sale; provided, however, that the Company has made an Asset Sale Offer and has purchased all Notes tendered in connection with that Asset Sale Offer;

(11) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the date of this Indenture; provided, however, that the Company would, after giving pro forma effect thereto as if such Designated Preferred Stock had been issued at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

(12) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $40.0 million since the date of this Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities permitted by this Indenture to be incurred and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;

(2) this Indenture, the Notes and the Note Guarantees (if any) or any other Indebtedness of the Company or any of its Restricted Subsidiaries that is pari passu in right of payment to the Notes provided that the encumbrances or restrictions are no more restrictive, taken as a whole, than those in this Indenture;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in leases, licenses or similar contracts entered into in the ordinary course of business or that restrict the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of assets, including customary restrictions with respect to the sale or other disposition of a Subsidiary pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property and other customary provisions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) any transfer of, or agreement to transfer, or other option or right with respect to, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(14) Indebtedness of any Restricted Subsidiary or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and (c) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the Notes;

(15) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(16) customary provisions contained in leases, sub-leases, licenses or sub-licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

(17) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this Section 4.08 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) of the second paragraph of this Section 4.08; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and/or one or more of its Restricted Subsidiaries of Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or any Restricted Subsidiary thereunder) in an aggregate principal amount not to exceed the greater of (x) $375.0 million minus the amount of permanent repayments of Indebtedness pursuant to Section 4.10(b)(1) and (y) the amount of the Borrowing Base;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Indenture;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations (including borrowings under a Credit Facility), or Acquired Debt, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, lease, repair, installation or improvement of property, plant, equipment or assets (in each case whether through the direct purchase of assets or through the purchase of Capital Stock of the Person owning such assets) used in the business of the Company or any of its Restricted Subsidiaries (which Indebtedness may be incurred at any time within 365 days of such purchase, design, development, construction, lease, repair, installation or improvement), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $15.0 million or 2.0% of Total Assets at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (2), (3), (4), (5), (12) or (15) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries (other than a Receivables Subsidiary); provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries (other than a Receivables Subsidiary) of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company and any Restricted Subsidiary of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of another Restricted Subsidiary of the Company that is not a Guarantor; provided that if the Indebtedness being guaranteed is subordinated to the Notes or any Note Guarantees, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers’ compensation claims or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self insurance; provided, however that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and/or that Restricted Subsidiary in connection with that disposition;

(14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to Standard Securitization Undertakings);

(15) Indebtedness or Disqualified Stock of (a) the Company or any of its Restricted Subsidiaries incurred to finance an acquisition or (b) Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided, however, that, after giving effect to such acquisition or merger and the incurrence of such Indebtedness, either:

(a) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.09; or

(b) the Fixed Charge Coverage Ratio of the Company is at least equal to the Fixed Charge Coverage Ratio of the Company immediately prior to such acquisition or merger;

(16) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at the time such Indebtedness is incurred which, when taken together with all other Indebtedness issued by Foreign Subsidiaries pursuant to this clause (16) and then outstanding, does not exceed the greater of (x) $50.0 million or (y) 20.0% of Total Assets attributable to Restricted Subsidiaries that are Foreign Subsidiaries;

(17) Indebtedness or Disqualified Stock of the Company of any of its Restricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed 100% of the net proceeds received by the Company after the date of this Indenture from the issue or sale of Equity Interests of the Company (other than the proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clause 3(b) or 3(c) of the first paragraph of Section 4.07 to the extent such net proceeds have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of Section 4.07 or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(18) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, the issuance by the Company of Disqualified Stock or the issuance by a Restricted Subsidiary of the Company of preferred stock in an aggregate principal amount, accreted value or liquidation preference, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (18), not to exceed the greater of $50.0 million and 6.0% of Total Assets; and

(19) the incurrence by any Domestic Subsidiary that becomes a Guarantor of any Indebtedness represented by a Note Guarantee to be issued pursuant to Section 4.17.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness permitted by this Section 4.09 need not be permitted by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment or accrual of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, however, in each such case, that the amount thereof is included in Fixed Charges, if so required, of the Company as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, transferred, conveyed or otherwise disposed of, or Equity Interests issued or sold; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are unconditionally assumed by the transferee of any such assets;

(b) securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(c) stock, assets or expenditures of the kind referred to in clauses (2), (3) or (4) of the next paragraph of this Section 4.10; and

(d) Designated Non-Cash Consideration in an aggregate amount outstanding at any time for all Asset Sales following the date of this Indenture not to exceed the greater of $15 million and 2.0% of Total Assets.

For purposes of clause (2) of this paragraph (a), any liabilities of the Company or any of its Restricted Subsidiaries that are not unconditionally assumed by the transferee of such asset in respect of which the Company and all of its Restricted Subsidiaries are not released from any future liabilities in connection therewith will not be considered consideration.

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option for any one or more of the following purposes:

(1) to repay (i) Indebtedness described in clause (1) of the second paragraph of Section 4.09 or (ii) Indebtedness of any Restricted Subsidiary using the Net Proceeds from the sale of Capital Stock or assets of any Restricted Subsidiary that is not a Guarantor;

(2) to acquire assets to be used in a Permitted Business or Capital Stock of a Person engaged in a Permitted Business if such Person is a Restricted Subsidiary following such acquisition and was not a wholly owned Restricted Subsidiary prior to such acquisition;

(3) to make a capital expenditure;

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5) any combination of the foregoing.

(c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereof, the Company will commence an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that ranks pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) The Company will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.

(f) To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $3.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment, compensation, bonus or benefit arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, the grant of stock options, stock appreciation rights or other stock-based incentive awards (other than Disqualified Stock) in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) the payment of reasonable fees, expense reimbursement and customary indemnification, advances and other similar arrangements to directors and officers of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments or Permitted Investments that do not violate the provisions of Section 4.07;

(7) reasonable loans or advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be;

(8) purchases and sales of inventory in the ordinary course of business;

(9) any transactions with a joint venture engaged in a Permitted Business; provided, however, that all of the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons who are not Affiliates of the Company;

(10) scheduled payments of principal and interest with respect to Existing Indebtedness;

(11) transactions effected as part of a Qualified Receivables Transaction otherwise permitted under this Indenture;

(12) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(13) transactions with customers, clients, suppliers, contractors, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(14) any agreement described in this Offering Memorandum as in effect as of the date of this Indenture, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the date of this Indenture); and

(15) transactions between or among the Company and its Subsidiaries entered into in the ordinary course of business.

Section 4.12 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or incur any Lien securing Indebtedness (other than Permitted Liens) upon any of its property or assets, or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the date of this Indenture or acquired after the date of this Indenture, which Lien is securing any Indebtedness, unless contemporaneously with the granting of such Liens:

(1) in the case of Liens securing Indebtedness that is expressly subordinated to the Notes or the Note Guarantees (if any), the Notes and any Note Guarantees, as applicable, are secured by a Lien on such property, assets or proceeds that is senior to such Liens; or

(2) in all other cases, the Notes and the Note Guarantees (if any), as applicable, are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of Holders of the Notes pursuant to this Section 4.12 shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Section 4.13 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 except that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 60 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to a minimum of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control and to the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.14 of this Indenture, the Company will not be deemed to have breached its obligations under Section 3.09 or this Section 4.14 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(d) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.15 [Intentionally omitted].

Section 4.16 Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Future Guarantors.

In accordance with the terms set forth in Article 10, from and after the date of this Indenture, the Company will cause each Domestic Subsidiary that guarantees or incurs any Indebtedness (other than intercompany Indebtedness or Indebtedness under the Credit Agreement) in excess of $10.0 million (“Other Guarantor Indebtedness”), to execute and deliver a Note Guarantee in the form set forth in Exhibit E hereto and a supplemental indenture in the form of Exhibit F hereto within 20 business days of the date on which it incurs any Other Guarantor Indebtedness, whereupon such Domestic Subsidiary will guarantee the payment of the Notes and become a Guarantor for all purposes of this Indenture; provided, however, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary; provided further, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries or Receivables Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries or Receivables Subsidiaries, as applicable, will not have to comply with the requirements of this Section 4.17. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Domestic Subsidiary without rendering the Note Guarantee, as it relates to such Domestic Subsidiary, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated on the date of such designation will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 or under one or more clauses of the definition of Permitted Investments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such Section 4.09. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated for purposes of the first paragraph of that section on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19 Covenant Suspension.

(a) Beginning on the first day (the “Suspension Date”) that:

(1) the Notes have an Investment Grade Rating from both of the Ratings Agencies; and

(2) no Default has occurred and is continuing under this Indenture;

the Company and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and 5.01(3) to the extent that a Default or Event of Default exists by reason of one or more of the foregoing Sections of Article 4 specifically listed in this paragraph and Section 5.01(4) (collectively, the “Suspended Covenants”). If at any time following a Suspension Date the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing (such date, the “Reinstatement Date”), then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until a subsequent Suspension Date occurs (in which event the Suspended Covenants shall no longer be in effect until a subsequent Reinstatement Date occurs).

(b) Notwithstanding the reinstatement of the Suspended Covenants upon a Reinstatement Date, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees (if any) with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.” If there are Note Guarantees granted by any Domestic Subsidiary prior to any Suspension Period, they will be released during the Suspension Period.

(c) On each Reinstatement Date, all Indebtedness incurred during the applicable Suspension Period will be classified to have been incurred pursuant to the first paragraph of Section 4.09 or one of the clauses set forth in the second paragraph of Section 4.09 (to the extent such Indebtedness would be permitted to be incurred thereunder as of such Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the first or second paragraph of Section 4.09, such Indebtedness will be deemed to have been outstanding on the date of this Indenture, so that it is classified as permitted under clause (2) of the second paragraph of Section 4.09. Calculations made after each Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though the covenants described in Section 4.07 had been in effect since the date of this Indenture and throughout any and all Suspension Periods. Accordingly, Restricted Payments made during a Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.07 to the extent required by Section 4.07. For purposes of determining compliance with Section 4.10 on the Reinstatement Date, the Net Proceeds from all Asset Sales not applied in accordance with Section 4.10 will be deemed reset at zero. The Company will provide written notice to the Trustee of the occurrence of any Suspension Date or Reinstatement Date, which shall include, without limitation, the dates of commencement of any Suspension Date or Reinstatement Date. The Trustee shall have no obligation whatsoever to monitor any Suspension Date or Reinstatement Date and may exclusively rely on the notice described in the preceding sentence without any further inquiry.

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either:

(A) the Company is the surviving Person; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

(3) immediately after such transaction and any related financing transactions, no Default or Event of Default exists;

(4) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B) have a Fixed Charge Coverage Ratio that is greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(5) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties or assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) of this Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) the Company defaults for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 3.09, 4.10, 4.14 or 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries for (x) 60 days after written notice specifying the default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture (other than Section 4.03) or (y) 120 days after written notice specifying the default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its agreements under Section 4.03; provided that, if applicable, failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 314(a) of the Trust Indenture Act which are not specifically set forth in Section 4.03 will not in itself be deemed a default or Event of Default under this Indenture;

(5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of Indebtedness at its Stated Maturity within any applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(6) the Company or any of its Restricted Subsidiaries fails to pay final, non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million (net of any amounts covered by insurance or pursuant to which the Company is indemnified or pursuant to which the Company is indemnified to the extent that the third party under such agreement honors its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof with respect to the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Subject to Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) the Holder of a Note has previously given to the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, if requested; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall have no obligation to verify the calculations or any other matters set forth therein.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity, satisfactory to it, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer of the Trustee assigned to the Corporate Trust Office of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of Notes at the Corporate Trust Office of the Trustee and such notice makes reference to the Notes and this Indenture.

(h) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

(i) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit) irrespective of whatever the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any, any Note, the Trustee may withhold the notice if it determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee (including its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses (including reasonable costs of counsel) of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with its acceptance of or the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 will survive the resignation or removal of the Trustee or the satisfaction and discharge of this Indenture.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors (if any) will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees (if any)) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors (if any) will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees (if any)), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees (if any) and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and any Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors (if any) will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees (if any), the Company and the Guarantors (if any) may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees (if any) will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof and Sections 6.01(7) and (8) (in each case, solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided, however, that with respect to a redemption of all of the outstanding Notes at any time prior to March 15, 2016 pursuant to paragraph 5(b) of the Notes and Section 3.07(b) hereof:

(a) the amount of such funds in trust that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and

(b) at the time of deposit of such funds in trust, the funds in trust would be sufficient to pay and discharge the principal, premium and Additional Interest, if any, and accrued interest on the Notes on the date of redemption with an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and

(c) the Company must irrevocably deposit or cause to be deposited additional funds in trust, as necessary, on the date of redemption, as required by Section 3.05 hereof, necessary to pay the Applicable Premium as determined on such date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees (if any) will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees (if any) without the consent of any Holder of a Note:

(1) to cure any ambiguity, defect, mistake or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company pursuant to Article 5 or to a Guarantor pursuant to Article 10 hereof, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, relating to the offering of the Initial Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9) to provide for a successor trustee; or

(10) to comply with any rules of DTC or any successor depositary.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.14 hereof), the Note Guarantees (if any) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Note Guarantees (if any) or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except with respect to Sections 3.09, 4.10 and 4.14 hereof;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes, including without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.14 hereof);

(8) release all or substantially all of the Guarantors from their obligations under their Note Guarantees or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in this Section 9.02.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each Guarantor (if any), as primary obligor and not merely as surety, will jointly and severally, unconditionally guarantee, on an unsecured senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Additional Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor (if any), hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor (if any), hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor (if any), agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor (if any), further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor (if any), and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists;

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of that Guarantor under this Indenture, the Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) in the case of a sale or disposition constituting an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that such sale, merger, consolidation or other disposition complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Restricted Subsidiary with or into the Company or to a Subsidiary of the Company that is a Guarantor, or will prevent any transfer of the assets and properties of a Restricted Subsidiary as an entirety or substantially as an entirety to the Company or to a Subsidiary of the Company that is a Guarantor.

Section 10.05 Releases.

The Note Guarantee of a Guarantor will be released:

(a) in connection with any sale or other disposition of (i) all of the assets of any Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor or (ii) all of the Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof;

(b) upon designation by the Company of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or a Receivables Subsidiary in accordance with the terms of this Indenture;

(c) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

(d) during any Suspension Period as provided under Section 4.19; or

(e) upon such Guarantor ceasing to have outstanding any liabilities for Other Guarantor Indebtedness, so long as no Event of Default has occurred and is continuing.

In connection with any release of a Guarantor’s obligations under its Note Guarantee pursuant to clause (a) above relating to any sale or other disposition described therein, upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Section 10.06 Supplemental Indenture

The Company shall cause each Domestic Subsidiary that is required to become a Guarantor pursuant to Section 4.17 hereof, to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit F to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Note Guarantee on substantially the terms set forth in this Article 10. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including commercial reasonableness, good faith and fair dealing), regardless of whether enforcement is sought in a proceeding at law or at equity, and subject to other customary exceptions and assumptions such Supplemental Indenture is a valid and binding agreement of such Domestic Subsidiary, enforceable against such Domestic Subsidiary in accordance with its terms.

Section 10.07 Notices.

Notice to any Guarantor, if any, shall be sufficient if addressed to such Guarantor care of the Company at the address, place and manner provided in Section 12.02.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company), have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of providing for the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption; provided, however, that with respect to a redemption of all of the outstanding Notes at any time prior to March 15, 2016 pursuant to paragraph 5(b) of the Notes and Section 3.07(b) hereof:

(a) the amount of such funds in trust that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and

(b) at the time of deposit of such funds in trust, the funds in trust would be sufficient to pay and discharge the principal, premium and Additional Interest, if any, and accrued interest on the Notes on the date of redemption with an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and

(c) the Company must irrevocably deposit or cause to be deposited additional funds in trust, as necessary, on the date of redemption, as required by Section 3.05 hereof, necessary to pay the Applicable Premium as determined on such date;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Telecopier No.: (954) 364-6920

Attention: General Counsel

With a copy to:

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telecopier No.: (212) 310-8007

Attention: Rod Miller

If to the Trustee:

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107-2292

Telecopier No: (651) 495-8097

Attn: Corporate Trust Administration-Elizabeth Arden Administrator

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, if any, as such, will have any liability for any obligations of the Company or the Guarantors, if any under the Notes, this Indenture, the Note Guarantees, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 Waiver of Jury Trial.

THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 Force Majeure.

In no event shall the Trustee, Paying Agent or Registrar be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services.

Section 12.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06.

Section 12.13 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 USA Patriot Act

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of January 21, 2011

ELIZABETH ARDEN, INC.

/s/ Marcey Becker
Marcey Becker
Senior Vice President Finance and
Corporate Development

U.S. Bank National Association, not in its individual capacity but solely as Trustee

/s/ Joshua A. Hahn
Joshua A Hahn
Assistant Vice President

S-1

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A-1

CUSIP/ISIN

7.375% Senior Notes due 2021

No.	$

ELIZABETH ARDEN, INC.

promises to pay to [                ] or registered assigns,

the principal sum of                                                                                                                        DOLLARS on March 15, 2021.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Dated:

ELIZABETH ARDEN, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[Back of Note]

7.375 Senior Notes due 2021

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Elizabeth Arden, Inc., a Florida corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.375% per annum from , 20 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 15, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of January 21, 2011 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Notes will not be redeemable at the Company’s option prior to March 15, 2016.

(b) At any time prior to March 15, 2016, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest and Additional Interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) On or after March 15, 2016, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2016	103.688%
2017	102.458%
2018	101.229%
2019 and thereafter	100.000%

(d) At any time prior to March 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 107.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant interest payment date), with the net cash proceeds of a Qualified Equity Offering; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes, but excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption must occur within 120 days of the date of the closing of such Qualified Equity Offering.

Notice of redemption upon any Qualified Equity Offering may, at the Company’s discretion, be given prior to completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering.

(6) MANDATORY REDEMPTION. The Company will not be required to make mandatory redemption payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 60 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 30 days of the date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees (if any) or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Note Guarantees (if any) or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect, mistake or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s or any Guarantors’ assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated January 13, 2011, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees (if any) or the Notes; to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof; to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes; to provide for a successor trustee; or to comply with any rules of DTC or any successor depositary.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 3.09, 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for (x) 60 days after written notice specifying the default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture (other than Section 4.03) or (y) 120 days after written notice specifying the default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its agreements under Section 4.03; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is caused by a failure to pay principal of Indebtedness at its Stated Maturity within any applicable grace period provided in such Indebtedness on the date of such default or results in the acceleration of such Indebtedness prior to its final maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of January 21, 2011, among the Company and the other parties named on the signature pages thereof, or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Telecopier No.: (954) 364-6920

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                         to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐  Section 4.10                 ☐  Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Telecopier No.: (954) 364-6920

Attention: General Counsel

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107-2292

Telecopier No: (651) 495-8097

Attn: Corporate Trust Administration-Elizabeth Arden Administrator

Re:	7.375 Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of January 21, 2011 (the “Indenture”), between Elizabeth Arden, Inc., as issuer (the “Company”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.     ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.     ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)     ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)     ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)     ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)     ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144. Rule 903 or Rule 904, and the Transferor herby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

4.     ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)     ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)     ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)     ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Telecopier No.: (954) 364-6920

Attention: General Counsel

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107-2292

Telecopier No: (651) 495-8097

Attn: Corporate Trust Administration-Elizabeth Arden Administrator

Re:	7.375 Senior Notes due 2021 (CUSIP )

Reference is hereby made to the Indenture, dated as of January 21, 2011 (the “Indenture”), between Elizabeth Arden, Inc., as issuer (the “Company”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]    ☐ 144A Global Note    ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Elizabeth Arden, Inc.

2400 SW 145th Avenue

Miramar, Florida 33027

Telecopier No.: (954) 364-6920

Attention: General Counsel

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3C

St. Paul, Minnesota 55107-2292

Telecopier No: (651) 495-8097

Attn: Corporate Trust Administration-Elizabeth Arden Administrator

Re:	7.375% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of January 21, 2011 (the “Indenture”), among Elizabeth Arden, Inc., as issuer (the “Company”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $            aggregate principal amount of:

(a)    ☐ a beneficial interest in a Global Note, or

(b)    ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 21, 2011 (the “Indenture”) between Elizabeth Arden, Inc., (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20_, among Elizabeth Arden, Inc. (or its permitted successor), a Florida Corporation (the “Company”)            (the “Guaranteeing Subsidiary”), a subsidiary of the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 21, 2011 providing for the issuance of 7.375 Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Authorized Officer

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